Exhibit 99.1
Biohaven Announces Investment up to $600 Million by Oberland Capital

•Up to $600 million in non-dilutive capital in exchange for capped milestone and royalty payments on future troriluzole product net sales
◦$250 million to be funded at closing
◦$150 million available at the Company’s option upon the achievement of regulatory milestones related to troriluzole
◦Up to $200 million at the mutual agreement of the parties for permitted strategic acquisitions and related costs and expenses

NEW HAVEN, Conn., April 28, 2025 /PRNewswire/ -- Biohaven Ltd. (NYSE: BHVN) (Biohaven or the Company), a global clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of life-changing therapies to treat a broad range of rare and common diseases, today announced that it has entered into an agreement with Oberland Capital Management LLC (Oberland Capital) for an investment of up to $600 million in the Company, with the first tranche of $250 million of gross proceeds to be funded at closing on or before April 30, 2025.

The additional capital provides significant financial resources for ongoing clinical trials across the Company’s full development portfolio and supports commercialization efforts in anticipation of a potential U.S. Food and Drug Administration (FDA) approval of troriluzole for the treatment of patients with spinocerebellar ataxia (SCA), a group of rare and ultra-rare progressively debilitating and fatal genetic conditions for which no treatments are available.

Matt Buten, Chief Financial Officer at Biohaven, commented, “We are pleased to have both the support and confidence of Oberland Capital, an exceptional partner with a proven track record in funding companies through the complexities of rare disease product launches. Our ability to secure this flexible, long-term, non-dilutive financing agreement speaks not only to the vast potential afforded by troriluzole, the product of more than 8 years of clinical research and deep collaborations across the SCA community, but also to Oberland Capital’s confidence in our broader portfolio of five innovative platforms spanning immunology & inflammation, neuroscience, and oncology. This agreement with Oberland Capital provides us with the support and flexibility to continue advancing our pipeline as we make launch preparations in parallel, and we are excited to accelerate our planning efforts in earnest.”

Andrew Rubinstein, Managing Partner at Oberland Capital, stated, “Biohaven is in a unique position to address major areas of unmet need in rare disease, and we are particularly enthusiastic about supporting Biohaven as they strive to bring a novel medication like troriluzole to the SCA patient community.” Mr. Rubinstein added, “We look forward to working with the team at Biohaven to unlock the tremendous potential that resides in their broad portfolio of innovative therapies.”

The investment from Oberland Capital takes the form of a Note Purchase Agreement (NPA) that is non-dilutive to current investors. Pursuant to the NPA, Oberland may purchase up to $600 million of Biohaven’s senior secured notes, of which $250 million will be funded on or before April 30, 2025, $150 million will be funded at the Company’s option contingent upon FDA approval of troriluzole, and subject to the satisfaction of certain additional conditions, $200 million will be funded upon the mutual agreement of the parties for permitted strategic acquisitions and related costs and expenses. The purchases are subject to other terms and conditions as set forth in the NPA. Under the terms of the NPA, Oberland Capital will have a right to receive a regulatory approval milestone payment, payable quarterly through December 31, 2030, and tiered single-digit royalty payments on global net sales of troriluzole

Exhibit 99.1
for up to a maximum of 10 years from the closing date. These payments are capped at a multiple of amounts funded by Oberland Capital.

Covington & Burling LLP served as legal advisor to Biohaven and Cooley LLP advised Oberland Capital.

About Troriluzole
Troriluzole is a new chemical entity (NCE) and third-generation novel prodrug that modulates glutamate, the most abundant excitatory neurotransmitter in the human body. The primary mode of action of troriluzole is reducing synaptic levels of glutamate. Troriluzole increases glutamate uptake from the synapse, by augmenting the expression and function of excitatory amino acid transporters located on glial cells that play a key role in clearing glutamate from the synapse. Troriluzole has the potential to be developed in a number of other diseases associated with excessive glutamate. More information about troriluzole can be found at the Company's website: https://www.biohaven.com/pipeline/clinical-programs/glutamate/.

About Biohaven
Biohaven is a biopharmaceutical company focused on the discovery, development, and commercialization of life-changing treatments in key therapeutic areas, including immunology, neuroscience, and oncology. Biohaven is advancing its innovative portfolio of therapeutics, leveraging its proven drug development experience and multiple proprietary drug development platforms. Biohaven's extensive clinical and preclinical programs include Kv7 ion channel modulation for epilepsy and mood disorders; MoDE™ and TRAP™ extracellular protein degradation for immunological diseases; TRPM3 antagonism for migraine and neuropathic pain; TYK2/JAK1 inhibition for neuroinflammatory disorders; glutamate modulation for OCD and SCA; myostatin inhibition for neuromuscular and metabolic diseases, including SMA and obesity; antibody recruiting bispecific molecules; and antibody drug conjugates for cancer.

About Oberland Capital
Oberland Capital is a private investment firm formed in 2013 with assets under management in excess of $3.0 billion, focused exclusively on investing in the global healthcare industry and specializing in flexible investment structures customized to meet the specific needs of its transaction partners. Oberland Capital’s broad suite of financing solutions includes monetization of royalty streams, acquisition of future product revenues, creation of project-based financing structures, and investments in traditional debt and equity. With a combination of deep industry knowledge and extensive structured finance experience, the Oberland Capital team has a history of creating value for its transaction partners. For more information, please visit www.oberlandcapital.com.

Forward-looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected timing and amounts of funding under the NPA. The use of certain words, including "continue", "plan", "will", "believe", "may", "expect", "anticipate", “potential first-in-class”, “disrupt”, “potentially revolutionize”, “groundbreaking”, “potential first and best-in-class” and similar expressions, is intended to identify forward-looking statements. Investors are cautioned that any forward-looking statements, including statements regarding the future development, timing and potential marketing approval and commercialization of development candidates, are not guarantees of future performance or results and involve substantial risks and uncertainties. Actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors including: the

Exhibit 99.1
expected timing, commencement and outcomes of Biohaven's planned and ongoing clinical trials; the timing of planned interactions and filings with the FDA; the timing and outcome of expected regulatory filings; complying with applicable US regulatory requirements; the potential commercialization of Biohaven's product candidates; and the effectiveness and safety of Biohaven's product candidates. Additional important factors to be considered in connection with forward-looking statements are described in Biohaven's filings with the Securities and Exchange Commission, including within the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". The forward-looking statements are made as of the date of this news release, and Biohaven does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

MoDE and TRAP are trademarks of Biohaven Therapeutics Ltd.

Investor Contact:
Jennifer Porcelli
Vice President, Investor Relations
jennifer.porcelli@biohavenpharma.com
+1 (201) 248-0741

Media Contact:
Mike Beyer
Sam Brown Inc.
mikebeyer@sambrown.com
+1 (312) 961-2502